EMPLOYMENT AGREEMENT


            AGREEMENT made as of March 13, 1997 between 800-JR CIGAR, INC., a Delaware corporation (the "Company"), and JANE VARGAS ("Executive").

            WHEREAS, the Company wishes to employ Executive and Executive is willing to accept such employment, all upon the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Employment. The Company shall employ Executive, and Executive accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date on which the Company sells shares of its common stock in an initial public offering (the "Employment Date") and ending as provided in paragraph 4 hereof (the "Employment Period").

            2. Position and Duties.

            (a) During the Employment Period, Executive shall serve as a Vice President of the Company and, subject to the control of the Board of Directors of the Company (the "Board"), shall have all powers and perform all duties incident to the office of Vice President.

            (b) Executive shall report to the President of the Company, and Executive shall devote her best efforts and her full business time and attention to the business and affairs of the Company and its Subsidiaries (as defined), except for permitted vacation periods and reasonable periods of illness or other incapacity. Executive shall perform her duties and responsibilities to the best of her abilities in a diligent, trustworthy, businesslike and efficient manner.

            (c) For purposes of this Agreement, "Subsidiary" shall mean any corporation of which the securities having a majority of the voting power in electing directors are, at the time of determination, owned by the Company, directly or through one or more Subsidiaries.


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            3. Compensation and Benefits.

            (a) During the Employment Period, Executive's base salary shall be $105,000 per annum or such higher rate as the Board, in its sole discretion, may designate from time to time (the "Base Salary"), which salary shall be payable in regular installments in accordance with the Company's general payroll practices. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs, including insurance and pension plans, for which senior executive employees of the Company and its Subsidiaries are generally eligible, and Executive shall be entitled to four (4) weeks of paid vacation each year.

            (b) The Company shall reimburse Executive for all reasonable expenses incurred by Executive in the course of performing Executive's duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

            (c) In consideration of Executive's performance of services hereunder and of Executive entering into this Agreement, Executive shall receive a one-time signing bonus of $500,000 payable by the Company as soon as practicable following the Employment Date. In addition, during the Employment Period, Executive shall be entitled to receive such bonus or bonuses, if any, as determined by the Board in its discretion.

            4. Term.

            (a) Unless renewed by the mutual agreement of the Company and Executive, the Employment Period shall end on the fifth anniversary of the Employment Date; provided that the Employment Period (i) shall terminate prior to such date upon Executive's death, and (ii) may be terminated at any time by the Company upon written notice of termination given by the Company to Executive
(a) if Executive shall be unable to perform his duties hereunder for at least 90 consecutive days or any 110 non-consecutive days in any 180-day period by reason of Executive's mental or physical disability or incapacity or (b) for Cause (as defined below).

            (b) If the Employment Period is terminated due to Executive's death or by the Company due to Executive's mental or physical disability or incapacity prior to the third anniversary of the Employment Date, Executive's estate or Executive, as the case may be, shall be entitled to receive Executive's Base Salary (as in effect on the date of such termination) payable on the Company's regular payroll dates for a period equal to the lesser of (i) the remainder of the then remaining Employment Period and (ii) one year after such termination, so long as Executive has not breached the provisions of paragraphs 5 and 6 hereof.

            (c) If the Employment Period is terminated by the Company for Cause, Executive shall only be entitled to receive her Base Salary through the date of termination.

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            (d) All of Executive's rights to fringe benefits and bonuses hereunder (if any) accruing after the termination of the Employment Period shall cease upon such termination.

            (e) For purposes of this Agreement, "Cause" shall mean (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries, (ii) conduct tending to bring the Company or any of its Subsidiaries into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board, (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries or (v) any other material breach of this Agreement which is not cured within 15 days after written notice thereof by the Board of Directors to Executive.

            5. Confidential Information. Executive acknowledges that the information, observations and data obtained by Executive while employed by the Company concerning the business or affairs of the Company or any Subsidiary ("Confidential Information") are the property of the Company or such Subsidiary. Therefore, Executive agrees that Executive shall not disclose to any unauthorized person or use for Executive's own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the business of the Company or any Subsidiary which Executive may then possess or have under Executive's control.

            6. Non-Compete, Non-Solicitation.

            (a) Executive acknowledges that in the course of Executive's employment with the Company Executive will become familiar with the Company's trade secrets and with other confidential information concerning the Company and its predecessors and that Executive's services have been and will be of special, unique and extraordinary value to the Company. Therefore, Executive agrees that, during the Employment Period and for two years thereafter (the "Noncompete Period"), Executive shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries as such businesses exist or are in process on the date of the termination of Executive's employment, within any geographical area in which the Company or its Subsidiaries engage or plan to engage in such businesses. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

            (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any

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Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof or (ii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary.

            (c) If, at the time of enforcement of this paragraph 6, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

            (d) In the event of the breach or a threatened breach by Executive of any of the provisions of this paragraph 6, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

            7. Executive Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

            8. Survival. Paragraphs 5 and 6 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

            9. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

                  Notices to Executive:
                        Jane Vargas, Vice President
                        800-JR Cigar, Inc.
                        301 Route 10 East
                        Whippany, New Jersey 07981


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                  Notices to the Company:
                        800-JR Cigar, Inc.
                        301 Route 10 East
                        Whippany, New Jersey 07981
                        Attention: Secretary

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or mailed.

            10. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            11. Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

            12. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

            13. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign her rights or delegate her obligations hereunder without the prior written consent of the Company.

            14. Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New Jersey.

            15. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



                        800-JR CIGAR, INC.



                        By /s/ Lewis I. Rothman
                          -------------------------------
                           Name:  Lewis I. Rothman
                           Title: Chief Executive Officer



                           /s/ Jane Vargas
                          -------------------------------
                               Jane Vargas




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